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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                      DAIRY MART CONVENIENCE STORES. INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                [Dairy Mart Logo]

                         LET'S SET THE RECORD STRAIGHT:
                       YOUR BOARD AND MANAGEMENT HAVE BEEN
               CREATING VALUE FOR THE BENEFIT OF ALL SHAREHOLDERS
                                                 ---

                             YOUR VOTE IS IMPORTANT.
                             -----------------------

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.
                                                  -----

Dear Fellow Shareholders:

As the annual meeting approaches, I want to take a final opportunity to remind you of all that your current board and management have been and are doing to maximize the value of your investment in Dairy Mart - value that we expect to realize in the event of a sale.


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                 WE BELIEVE YOUR INVESTMENT HAS MEANINGFUL VALUE
                            THAT IS NOT YET REFLECTED
                     IN THE COMPANY'S FINANCIAL STATEMENTS.
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Consider the following:

- In cleaning up after the Frank Colaccino era, we significantly downsized the Company, got rid of underperforming stores and exited the non-core dairy manufacturing and distribution business. WE NOW HAVE A GEOGRAPHIC STRENGTH THAT IS STRATEGICALLY IMPORTANT TO OTHERS.

- We have focused our efforts on BUILDING A PORTFOLIO OF QUALITY ASSETS, including opening 80 new stores over the past five years that are continuing to mature and hold significant future value. They are among the most attractive assets to potential buyers.

- More recently, two weeks BEFORE Colaccino started his proxy fight, your board approved a sweeping plan to sell or close 246 underperforming stores, improve profitability and reduce debt. News of that plan helped to generate credible expressions of interest from potential buyers of Dairy Mart, so WE ARE PUTTING THE STORE-CLOSING PLAN ON HOLD.

- We retained Morgan Keegan & Company to explore all of the Company's strategic options, including selling the Company. MORGAN KEEGAN IS HIGHLY INCENTIVIZED TO ARRANGE A SALE AND MAXIMIZE VALUE. The firm is actively pursuing all avenues and is ON AN AGGRESSIVE SCHEDULE for reaching a satisfactory conclusion.

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                COLACCINO IS DEPICTING DAIRY MART TO SHAREHOLDERS
                 AND THE OUTSIDE WORLD AS A DISTRESSED COMPANY.
             THAT'S SIMPLY NOT TRUE - AND IT'S A DISSERVICE TO YOU.
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       Not surprisingly, Colaccino has claimed credit for a $7 stock price and record sales and EBITDA. In reality, the Company NEVER HAD RECORD EARNINGS WHILE HE WAS CEO. Colaccino produced illusionary growth fueled by the rapid acquisition of a ragtag group of assets. Once the acquisitions stopped, the reality of Colaccino's "growth" became clear - HE LEFT DAIRY MART SADDLED WITH $90 MILLION IN DEBT AND HUNDREDS OF LOW-VOLUME, UNDERPERFORMING STORES.

       Sales and EBITDA growth are easily achieved in an acquisition-driven environment. Although Colaccino increased the number of stores, he was unable to make meaningful improvement in per-store profitability.

       UNDER THE LEADERSHIP OF THE CURRENT BOARD AND MANAGEMENT, DAIRY MART HAS MADE SIGNIFICANT OPERATIONAL GAINS.

                   AVEARAGE REVENUE                              AVERAGE GROSS                                     AVERAGE EBITDA
                       PER STORE                                 PRFIT PER STOER                                       PER STORE
        96              610,601                     96              168,322                          96                13,423
        97              696,488                     97              183,090                          97                24,045
        98              715,205                     98              195,198                          98                27,753
        99              765,732                     99              221,097                          99                34,057
        00              954,218                     00              238,272                          00                35,796




- Revenue per store has increased 68% since 1995. Last year alone, we increased comparable store sales by 11%, continuing three consecutive years as one of the industry leaders in same-store sales growth.

- Average gross profit per store has also improved steadily since 1995, growing 52% over that period of time.

- EBITDA (earnings before interest, taxes, depreciation and amortization) per store has increased 166% since fiscal 1996.

- Average gasoline sales per store have increased nearly 40% since 1996 - to 753,000 gallons.

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           WE BELIEVE COLACCINO'S INACCURATE PORTRAYAL OF THIS COMPANY
                    IS HARMING THE VALUE OF YOUR INVESTMENT.
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IF COLACCINO SUCCEEDS, THE IMPACT ON YOUR INVESTMENT COULD BE DEVASTATING.

Whether he claims to want to be CEO or not, consider whether you want to entrust the future of your Company - and the future of your investment - to a man who appears more interested in tacking up a "going-out-of-business" sign than in getting top dollar for your investment. His efforts could:

- Trigger change-of-control provisions in the Company's credit agreements and accelerate repayment of $115 million in debt.

-    Disrupt the Company's vital relationships with suppliers and vendors.

-    Devastate employee morale and retention at a critical time for the Company.

- Derail the efforts of the current board and management to maximize shareholder value.

- Lead to a "fire sale" of the Company that would certainly fail to achieve maximum value for your investment in Dairy Mart.

          AS WE ENTER THIS CRITICAL PHASE IN THE HISTORY OF DAIRY MART,
                       I ASK ONCE AGAIN FOR YOUR SUPPORT.

- If you have already voted a WHITE proxy card for the Company's director slate, thank you. No further action is required.

- IF YOU HAVE VOTED A BLUE PROXY CARD FOR THE COLACCINO SLATE, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY CARD TODAY. ONLY THE LATEST DATED PROXY CARD WILL BE COUNTED AT THE ANNUAL MEETING.

Thank you.
                                            On Behalf of your Board of Directors

                                            /s/ Robert B. Stein, Jr.

                                            Robert B. Stein, Jr.
                                            Chairman, President and CEO

May 19, 2000

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If you have any questions or need assistance in voting your shares or changing your vote, please contact:

                            MACKENZIE PARTNERS, INC.

                                156 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                          (212) 929-5500 (CALL COLLECT)
                                       OR
                         CALL TOLL-FREE: (800) 322-2885

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